Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
July 29, 2010		+1 858.503.3233 msund@maxwell.com

MAXWELL TECHNOLOGIES REPORTS SECOND QUARTER FINANCIAL RESULTS

Ultracapacitor Sales Up 48%, Total Revenue Up 19% vs. Q2 2009

CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $29.6 million for its second quarter ended June 30, 2010, up 19 percent over the $24.8 million recorded in the same period in 2009. BOOSTCAP® ultracapacitor revenue increased by 48 percent, to $15.9 million in Q210, compared with $10.7 million for the same period last year. Sales of high voltage capacitor and microelectronics products totaled $13.7 million in Q210, down 2 percent from the $14.0 million recorded in Q209.

“Initial production-level ultracapacitor shipments for Maxwell’s first automotive design-in are augmenting continuing strong demand for energy storage and power delivery systems for hybrid transit buses, wind turbines, backup power and other applications,” said David Schramm, Maxwell’s president and chief executive officer. “Steadily increasing volume and continuing efficiency improvements enabled the company to generate cash from operations in Q2 for the fourth time in the past five quarters.”

On a U.S. generally accepted accounting principles (GAAP) basis, operating loss for the second quarter 2010 was $3.3 million, compared with an operating loss of $0.9 million in the same period last year. GAAP net loss for Q210 was $2.6 million or $0.10 per share, compared with a net loss of $5.3 million, or $0.22 per share, in Q209. Operating loss and net loss comparisons are affected by:

•	A $3.4 million operating expense accrual in Q210 to increase the reserve for proposed settlement of alleged U.S. Foreign Corrupt Practices Act (FCPA) violations.
•

A non-cash gain of $1.2 million, or $0.05 per share, in Q210 vs. a non-cash loss of $3.8 million, or $0.16 per share, in Q209, based on the quarterly valuation of conversion features and warrants associated with convertible debentures issued in 2005.

On a non-GAAP basis, the company reported an operating profit of $933,000 in Q210 compared with $99,000 in the same period last year, and net income of $455,000, or $0.02 per diluted share in Q210, compared with a net loss of $531,000, or $0.02 per diluted share in Q209. A reconciliation of GAAP to non-GAAP financial measures is included as an addendum to this release.

GAAP gross margin was 40 percent in Q210, compared with 36 percent in Q209 and 38 percent in Q110. GAAP operating expenses, including the additional $3.4 million FCPA settlement accrual, totaled approximately $15.2 million, or 51 percent of revenue in Q210, compared with $9.8 million, or 40 percent of revenue in Q209. Non-GAAP operating expenses totaled approximately $11.1 million, or 37 percent of revenue in Q210, compared with $9.0 million, or 36 percent of revenue in Q209. Cash, cash equivalents and restricted cash totaled $36.2 million as of June 30, 2010, compared with $38.1 million as of March 31, 2010. Complete financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the company’s Quarterly Report on Form 10-Q with the Securities & Exchange Commission.

Outlook: “We expect ultracapacitor sales to grow five to ten percent sequentially in the third quarter,” Schramm said. “However, due in part to the three-week summer shutdown of our Swiss operations, we anticipate that combined revenues from high voltage and microelectronics products will be down slightly compared with Q2. Therefore, we anticipate that total third quarter revenue will range from flat to up five percent compared with Q2.”

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MAXWELL TECHNOLOGIES REPORTS SECOND QUARTER FINANCIAL RESULTS

As previously disclosed in its public filings, the company has engaged in settlement discussions with the Securities and Exchange Commission (SEC) and the Department of Justice (DOJ) with regard to the ongoing FCPA investigations involving Maxwell’s Swiss subsidiary, Maxwell S.A. The company has negotiated an agreement in principle with the SEC to resolve the ongoing FCPA investigation for a payment of approximately $6.35 million, with half to be paid upon signing and the remaining half on the one year anniversary of signing, as well as certain other non-financial settlement terms. The settlement with the SEC remains subject to final approval of the Commission. Settlement discussions with the DOJ are ongoing, and the company is awaiting a response to its offer to the DOJ to settle the ongoing investigation for $6.35 million. Prior discusssions with the DOJ have indicated that they would accept a settlement offer of $8.0 million, but as indicated earlier, we are continuing our discussions with the DOJ and are awaiting a response to our most recent offer. The DOJ has also previously indicated that settlement terms could include a payment plan over a period of up to three years. The company anticipates that it will have to pay interest on any deferred amounts due in both the SEC and DOJ settlement agreements. In Q409, the company accrued $9.3 million for a potential settlement, and has accrued an additional $3.4 million in Q210 to reflect the full amount of its pending settlement offers to the SEC and DOJ. However, there can be no assurance that the settlement with the SEC will be approved or that the company will be able to settle with the DOJ for $6.35 million.

Non-GAAP Financial Measures: The company uses non-GAAP financial measures for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP operating income, non-GAAP net income, and non-GAAP diluted net income per share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. The company believes that these measures provide useful information to its management, board of directors and investors regarding its ongoing operating activities and business trends related to its financial condition and results of operations. The company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as:

•	stock-based compensation expense;
•	amortization of intangible assets;
•	expenses for matters related to the FCPA investigation, and
•	gains or losses on embedded derivative and warrants.

In addition, the company’s management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the company’s results of operations, since such items have limited impact on their current and future operating decisions. Additionally, the company believes that inclusion of these non-GAAP financial measures will provide consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP operating income, net income and diluted net income per share.

Management will conduct a conference call and simultaneous webcast to discuss second quarter financial results and the future outlook at 5 p.m. (EDT) today. The call may be accessed by dialing toll-free, (800) 894-5910 from the U.S. and Canada, or (785) 424-1052 for international callers, and entering the conference ID, 7MAXWELL. The live web cast and subsequent archived replay may be accessed at the company’s web site via the following link: http://maxwell.investorroom.com/.

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and

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MAXWELL TECHNOLOGIES REPORTS SECOND QUARTER FINANCIAL RESULTS

measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications.

Forward-looking statements: Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	the company’s history of losses and uncertainty about its ability to achieve or maintain profitability, or to obtain sufficient capital to finance its operations;
•	disruption of global financial markets and reduced availability of credit;
•	general economic conditions in the markets served by the company’s products;
•	development and acceptance of products based on new technologies;
•	demand for original equipment manufacturers’ products reaching anticipated levels;
•	cost-effective manufacturing and the success of outsourced product assembly;
•	the impact of competitive products and pricing;
•	risks and uncertainties involved in foreign operations, including the impact of currency fluctuations;
•	product liability or warranty claims in excess of reserves.

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website: http://maxwell.investorroom.com/index.php?s=127. All information in this release is as of July 29, 2010. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

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MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Sales	$29,579	$24,754	$56,202	$47,213
Cost of sales	17,742	15,839	34,154	31,245

Gross profit	11,837	8,915	22,048	15,968
Operating expenses:
Selling, general and administrative	11,164	5,628	18,339	10,674
Research and development	3,954	4,098	8,536	7,792
Amortization of intangibles	51	87	132	181

Total operating expenses	15,169	9,813	27,007	18,647

Loss from operations	(3,332)	(898)	(4,959)	(2,679)
Interest expense, net	(48)	(68)	(98)	(143)
Amortization of debt discount and prepaid debt costs	(20)	(243)	(41)	(622)
Gain (loss) on embedded derivatives and warrants	1,226	(3,807)	4,475	(4,414)

Loss before income taxes	(2,174)	(5,016)	(623)	(7,858)
Income tax provision	410	319	719	442

Net loss	$(2,584)	$(5,335)	$(1,342)	$(8,300)

Net loss per common share:
Basic and diluted	$(0.10)	$(0.22)	$(0.05)	$(0.36)

Weighted average common shares outstanding:
Basic and diluted	26,155	23,862	26,125	23,108

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30, 2010 (Unaudited)	December 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$28,201	$29,582
Trade and other accounts receivable, net	24,675	20,485
Inventories, net	17,808	17,788
Prepaid expenses and other current assets	2,034	1,776

Total current assets	72,718	69,631

Property and equipment, net	17,406	17,080
Intangible assets, net	1,809	2,922
Goodwill	22,016	22,799
Prepaid pension asset	7,757	7,653
Restricted cash	8,000	8,000
Other non-current assets	1,128	734

Total assets	$130,834	$128,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$31,430	$23,672
Accrued warranty	501	588
Accrued employee compensation	5,199	4,615
Short-term borrowings and current portion of long-term debt	7,820	5,245
Stock warrants	239	2,465
Deferred tax liability	906	906

Total current liabilities	46,095	37,491
Deferred tax liability, long-term	1,097	1,097
Long-term debt, excluding current portion	6,280	11,452
Other long-term liabilities	726	787

Total liabilities	54,198	50,827

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 26,403 and 26,321 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	2,641	2,633
Additional paid-in capital	226,321	224,575
Accumulated deficit	(159,156)	(157,814)
Accumulated other comprehensive income	6,830	8,598

Total stockholders’ equity	76,636	77,992

Total liabilities and stockholders’ equity	$130,834	$128,819

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(Unaudited)

		Three Months Ended			Six Months Ended June 30,
		June 30, 2010	March 31, 2010	June 30, 2009	2010	2009
Gross Profit Reconciliation:
GAAP gross profit		$11,837	$10,211	$8,915	$22,048	$15,968
Stock-based compensation expense included in cost of sales	A	89	116	101	205	203
Amortization of intangible assets included in cost of sales	B	71	74	69	145	138

Non-GAAP gross profit		$11,997	$10,401	$9,085	$22,398	$16,309

Total Operating Expenses Reconciliation:
GAAP total operating expenses		$15,169	$11,838	$9,813	$27,007	$18,647
Stock-based compensation expense	A	(654)	(507)	(740)	(1,161)	(1,376)
Amortization of intangible assets	B	(51)	(81)	(87)	(132)	(181)
Potential settlement with the SEC and DOJ accrual	C	(3,400)	—	—	(3,400)	—

Non-GAAP total operating expenses		$11,064	$11,250	$8,986	$22,314	$17,090

Income (Loss) From Operations Reconciliation:
GAAP income (loss) from operations		$(3,332)	$(1,627)	$(898)	$(4,959)	$(2,679)
Stock-based compensation expense	A	743	623	841	1,366	1,579
Amortization of intangible assets	B	122	155	156	277	319
Potential settlement with the SEC and DOJ accrual	C	3,400	—	—	3,400	—

Non-GAAP income (loss) from operations		$933	$(849)	$99	$84	$(781)

Net Income (Loss) Reconciliation:
GAAP net income (loss)		$(2,584)	$1,242	$(5,335)	$(1,342)	$(8,300)
Stock-based compensation expense	A	743	623	841	1,366	1,579
Amortization of intangible assets	B	122	155	156	277	319
Potential settlement with the SEC and DOJ accrual	C	3,400	—	—	3,400	—
Loss (gain) on embedded derivative and warrants	D	(1,226)	(3,249)	3,807	(4,475)	4,414

Non-GAAP net income (loss)		$455	$(1,229)	$(531)	$(774)	$(1,988)

Net Income (Loss) per Share Reconciliation:
GAAP diluted net income (loss) per share		$(0.10)	$0.05	$(0.22)	$(0.05)	$(0.36)
Stock-based compensation expense	A	0.03	0.01	0.03	0.05	0.07
Amortization of intangible assets	B	0.01	0.01	0.01	0.01	0.01
Potential settlement with the SEC and DOJ accrual	C	0.13	—	—	0.13	—
Loss (gain) on embedded derivative and warrants	D	(0.05)	(0.12)	0.16	(0.17)	0.19

Non-GAAP diluted net income (loss) per share		$0.02	$(0.05)	$(0.02)	$(0.03)	$(0.09)

See notes on next page

Notes:

(A)	Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards.

Results include stock-based compensation expense as follows (in thousands):

	Three Months Ended			Six Months Ended June 30,
	June 30, 2010	March 31, 2010	June 30, 2009	2010	2009
Cost of sales	$89	$116	$101	$205	$203
Selling, general and administrative	575	493	624	1,068	1,150
Research and development	79	14	116	93	226

Total stock-based compensation costs	$743	$623	$841	$1,366	$1,579

(B)	Amortization of intangible assets associated with acquisitions.

(C)	Estimate of the potential settlement with the Securities and Exchange Commission (“SEC”) and Department of Justice (“DOJ”).

(D)	Loss (gain) on embedded derivative and warrants associated with the Company’s convertible debt.